Exhibit 4.G

_____________________________________________________________________________
_____________________________________________________________________________


                           [FORM OF DEPOSIT AGREEMENT]

                               FORD MOTOR COMPANY


             FIRST CHICAGO TRUST COMPANY OF NEW YORK, As Depositary


                                       AND


                        THE HOLDERS FROM TIME TO TIME OF
                    THE DEPOSITARY RECEIPTS DESCRIBED HEREIN




                                _________________

                                DEPOSIT AGREEMENT
                                _________________



                            Dated as of June 6, 2000




______________________________________________________________________________
______________________________________________________________________________

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                                TABLE OF CONTENTS
                                _________________


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                                                                                               Page
                                    ARTICLE I                                                  ____

Definitions..............................................................................      1


                                   ARTICLE II

                       Form of Receipts, Deposit of Stock,
                        Execution and Delivery, Transfer,
                      Surrender and Redemption of Receipts
                      ____________________________________

SECTION 2.01   Form and Transfer of Receipts.............................................      2
SECTION 2.02   Deposit of Stock; Execution and Delivery of Receipts
                 in Respect Thereof......................................................      3
SECTION 2.03   [Reserved]................................................................      4
SECTION 2.04   Registration of Transfer of Receipts......................................      4
SECTION 2.05   Split-ups and Combinations of Receipts;
                 Surrender of Receipts and Withdrawal of Stock...........................      4
SECTION 2.06   Limitations on Execution and Delivery, Transfer,
                  Surrender and Exchange of Receipts.....................................      5
SECTION 2.07   Lost Receipts, etc........................................................      5
SECTION 2.08   Cancellation and Destruction of Surrendered Receipts......................      6
SECTION 2.09   Conversion Rights.........................................................      6


                                   ARTICLE III

                             Certain Obligations of
                       Holders of Receipts and the Company
                       ___________________________________

SECTION 3.01   Filing Proofs, Certificates and Other Information.........................      8
SECTION 3.02   Payment of Charges and Expenses...........................................      8
SECTION 3.03   Warranty as to Stock......................................................      8
SECTION 3.04   Warranty as to Receipts...................................................      8
SECTION 3.05   Warranty as to Common Stock...............................................      8


                                                           i


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                                                                                               Page
                                                                                               ____

                                   ARTICLE IV

                        The Deposited Securities; Notices
                        _________________________________

SECTION 4.01   Cash Distributions........................................................      9
SECTION 4.02   Distributions of Securities or Property other than Cash,
                 Rights, Preferences or Privileges.......................................      9
SECTION 4.03   Subscription Rights, Preference, or Privileges............................      10
SECTION 4.04   Notice of Dividends, etc.; Record Date for Holders of Receipts............      11
SECTION 4.05   Voting Rights.............................................................      11
SECTION 4.06   Changes Affecting Deposited Securities and Reclassifications,
                 Recapitalizations, etc..................................................      11
SECTION 4.07   Delivery of Reports.......................................................      12
SECTION 4.08   Lists of Receipt Holders..................................................      12
SECTION 4.09   Withholding...............................................................      12


                                    ARTICLE V

                        The Depositary, the Depositary's
                      Agents, the Registrar and the Company
                      _____________________________________

SECTION 5.01   Maintenance of Offices, Agencies and Transfer Books
                 by the Depositary; Registrar............................................      12
SECTION 5.02   Prevention of or Delay in Performance by the Depositary,
                 the Depositary's Agents, the Registrar or the Company...................      13
SECTION 5.03   Obligations of the Depositary, the Depositary's Agents,
                 the Registrar and the Company...........................................      14
SECTION 5.04   Resignation and Removal of the Depositary;
                 Appointment of Successor Depositary.....................................      14
SECTION 5.05   Corporate Notices and Reports.............................................      15
SECTION 5.06   Indemnification by the Company............................................      15
SECTION 5.07   Fees and Expenses.........................................................      15

                                                                                               Page
                                                                                               ____
                                   ARTICLE VI

                            Amendment and Termination
                            _________________________


SECTION 6.01   Amendment.................................................................      16
SECTION 6.02   Termination...............................................................      16


                                   ARTICLE VII

                                  Miscellaneous
                                  _____________


SECTION 7.01   Counterparts..............................................................      17
SECTION 7.02   Exclusive Benefit of Parties..............................................      17
SECTION 7.03   Invalidity of Provisions..................................................      17
SECTION 7.04   Notices...................................................................      17
SECTION 7.05   Depositary's Agents.......................................................      18
SECTION 7.06   Holders of Receipts Are Parties...........................................      18
SECTION 7.07   Governing Law.............................................................      18
SECTION 7.08   Inspection of Deposit Agreement and Certificate...........................      19
SECTION 7.09   Headings..................................................................      19

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                                                          iii

     DEPOSIT AGREEMENT dated as of June 6, 2000, among FORD MOTOR COMPANY, a Delaware corporation, FIRST CHICAGO TRUST COMPANY OF NEW YORK, a New York corporation, and the holders from time to time of the Receipts described herein.

     WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of Series D Participating Stock, par value $1.00 per share, of FORD MOTOR COMPANY with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares each representing 1/1,000 of a share of Series D Participating Stock so deposited; and

     WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

     NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions
                                   ___________

     The  following  definitions  shall  for  all  purposes,   unless  otherwise
indicated,  apply to the respective terms used in this Deposit Agreement and the
Receipts:

     "Certificate" shall mean the Certificate of the Designations, Powers, Preferences and Relative, Participating or Other Rights, and the Qualifications, Limitations or Restrictions Thereof filed with the Secretary of State of the State of Delaware establishing the Stock as a series of preferred stock of the Company.

     "Common Stock" shall mean the common stock, par value $1.00 per share, of the Company or any security into which the Common Stock may be converted.

     "Company" shall mean Ford Motor Company, a Delaware corporation, and its successors.

     "Deposit Agreement" shall mean this Deposit Agreement, as amended or supplemented from time to time.

     "Depositary" shall mean First Chicago Trust Company of New York, a New York corporation, and any successor as Depositary hereunder.

     "Depositary Shares" shall mean depositary shares, evidenced by Receipts issued hereunder and constituted by the Stock deposited with the Depositary hereunder. Each Depositary Share shall, as provided herein, represent 1/1,000 of a share of Stock and be evidenced by a Receipt.

     "Depositary's Agent" shall mean an agent appointed by the Depositary pursuant to Section 7.05.

     "Depositary's Office" shall mean the corporate trust office of the Depositary in New York City, at which at any particular time its depositary receipt business shall be administered.

     "Notice of Conversion" shall have the meaning specified in Section 2.09.

     "Receipt" shall mean one of the depositary receipts, substantially in the form set forth as Exhibit A hereto, issued hereunder, whether in definitive or temporary form and evidencing the number of Depositary Shares specified therein.

     "Record holder" or "holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

     "Registrar" shall mean the Depositary or such other bank or trust company which shall be appointed to register ownership and transfers of Receipts as herein provided.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Stock" shall mean shares of the Company's Series D Participating Stock, par value $1.00 per share.

                                   ARTICLE II

                       Form of Receipts, Deposit of Stock,
                        Execution and Delivery, Transfer,
                       Surrender and Redemption of Receipts
                       ____________________________________

     SECTION 2.01. Form and Transfer of Receipts. Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided. Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and countersigned manually by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

     Except as the Depositary may otherwise determine, Receipts shall be in denominations of any number of whole Depositary Shares.

     Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

     Title to Depositary Shares evidenced by a Receipt which is properly endorsed or accompanied by a properly executed instrument of transfer shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Depositary as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends, distributions upon redemption or other distributions, the exercise of conversion rights, the exchange of Depositary Shares for Stock or any notice provided for in this Deposit Agreement and for all other purposes.

     SECTION 2.02 Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, the Company may from time to time deposit shares of the Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Stock.

     Deposited Stock shall be held by the Depositary at the Depositary's Office or at such other place or places as the Depositary shall determine.

     Upon receipt by the Depositary of a certificate or certificates for Stock deposited in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the Stock on the books of the Company in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver, to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt or Receipts for the number of Depositary Shares representing the Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary's Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.

     Other than in the case of splits, combinations or other reclassifications affecting the Stock, or in the case of dividends or other distributions of Stock, if any, there shall be deposited hereunder not more than the number of shares constituting the Stock as set forth in the Certificate, as such may be amended.

     SECTION 2.03. [Reserved].

     SECTION 2.04. Registration of Transfer of Receipts. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer. Thereupon the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

     SECTION 2.05. Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Stock. Upon surrender by a holder of a Receipt or Receipts at the Depositary's Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

     Any holder of a Receipt or Receipts representing any number of whole shares of Stock or his duly authorized attorney may withdraw the Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts, at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals; provided that a holder of a Receipt or Receipts may not withdraw Stock (or money and other property represented thereby) which has previously been called for redemption. Thereafter, without unreasonable delay, the Depositary shall deliver or cause to be delivered to such holder or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive Depositary Shares therefor. If a Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or upon his order, a new Receipt evidencing such excess number of Depositary Shares. In no event will fractional shares of

Stock be distributed by the Depositary. Delivery of the Stock and money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

     If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Stock, such holders shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

     Delivery of the Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary's Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

     SECTION 2.06. Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charges or expenses payable by a holder of a Receipt pursuant to this Deposit Agreement, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature (or the authority of any signature) and may also require compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement.

     The deposit of Stock may be refused, the delivery of Receipts against Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

     SECTION 2.07. Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary and the Company of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof and (ii) the furnishing to the Depositary and the Company of indemnification satisfactory to them.

     SECTION 2.08. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy all Receipts so cancelled.

     SECTION 2.09. Conversion Rights. Receipts may be surrendered with written instructions to the Depositary to instruct the Company to cause the conversion of any specified number of whole or fractional shares of Stock represented by the Depositary Shares evidenced by such Receipts into a number of whole shares of Common Stock at a conversion ratio of one share of Common Stock for each Depositary Share. Subject to the terms and conditions of this Deposit Agreement and the Certificate, a holder of a Receipt or Receipts evidencing Depositary Shares representing whole or fractional shares of Stock may surrender such Receipt or Receipts to the Depositary at the Depositary's Office or to such office or to such Depositary's Agents as the Depositary may designate for such purpose, together with a notice of conversion thereof duly completed and executed (a "Notice of Conversion"), thereby directing the Depositary to instruct the Company to cause the conversion of the number of shares or fractions thereof of underlying Stock specified in such Notice of Conversion into whole shares of Common Stock. In the event that a holder delivers to the Depositary for conversion a Receipt or Receipts which in the aggregate are convertible into less than one whole share of Common Stock or any number of whole shares of Common Stock plus an excess constituting less than one whole share of Common Stock, the holder shall receive payment in lieu of such fractional shares of Common Stock otherwise issuable in accordance with the last paragraph of this Section 2.09. If more than one Receipt shall be delivered for conversion at one time by the same holder, the number of whole shares of Common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Receipts so delivered.

     Upon receipt by the Depositary of a Receipt or Receipts, together with a Notice of Conversion, duly completed and executed, directing the Depositary to instruct the Company to cause the conversion of a specified number of shares or fractions thereof of Stock, the Depositary shall, on the date of receipt of such Notice of Conversion, instruct the Company (i) to cause the conversion of the Depositary Shares evidenced by the Receipts so surrendered for conversion as specified in the written Notice of Conversion to the Depositary and (ii) to cause the delivery to the holder or holders of such Receipts of a certificate or certificates evidencing the number of whole shares of Common Stock, and the amount of money, if any, to be delivered to the holders of Receipts surrendered for conversion in payment of any fractional shares of Common Stock otherwise issuable. The Company shall, as promptly as practicable after receipt thereof, cause the delivery to such holder or holders of (i) a certificate or certificates evidencing the number of whole shares of Common Stock into which the Stock represented by the Depositary Shares evidenced by such Receipt or Receipts has been converted, and (ii) any money or other property to which the holder or holders are entitled. The person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at the close of business on the date such Receipt or Receipts shall have been surrendered to and a Notice of Conversion received by the Depositary, unless the stock transfer books of the Company shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record on the next succeeding day on which such stock transfer books are open. Upon such conversion, the Depositary (i) shall deliver to the holder a Receipt evidencing the number of Depositary Shares, if any, which such holder has elected not to convert in excess of the number of Depositary Shares representing Stock which has been so converted, (ii) shall cancel the Depositary Shares evidenced by Receipts surrendered for conversion and (iii) shall deliver for cancellation to the transfer agent for the Stock the shares of Stock represented by the Depositary Shares evidenced by the Receipts so surrendered and so converted.

     Upon any conversion of the Stock underlying the Depositary Shares, no allowance, adjustment or payment shall be made with respect to accrued dividends upon such Stock.

     Upon the mandatory conversion of the Stock in accordance with its terms, each Depositary Share shall be deemed to have been automatically converted into one share of Common Stock immediately prior to the close of business on the date of such mandatory conversion, without any action on the part of the Company, the Depositary or the holder or holders of the Depositary Shares. On and after the date of such mandatory conversion, each Receipt representing Depositary Shares shall be deemed to represent an equal number of shares of Common Stock and the person or persons in whose name or names such Receipt is registered shall be deemed to be, and shall be treated as and entitled to all the rights of, a holder or holders of said number of shares of Common Stock. On and after the date of such mandatory conversion, each Receipt shall be surrendered to the Depositary, who shall in turn surrender such Receipt to the Company, whereupon the Company shall issue a certificate or certificates representing shares of Common Stock equal to the number of Depositary Shares represented by the Receipt so surrendered; provided, however, that failure to so surrender such Receipt shall not affect the status of the holder or holders thereof, on and after the date of such mandatory conversion, as a holder or holders of said number of shares of Common Stock.

     Upon the conversion of any shares of Stock for which a Notice of Conversion has been received by the Depositary, and upon the mandatory conversion of any shares of Stock, all dividends in respect of Depositary Shares representing such Stock shall cease to accrue, such Depositary Shares shall be deemed no longer outstanding, all rights of the holder of the Receipt with respect to such Depositary Shares (except the right to receive the Common Stock, any cash payable with respect to any fractional shares of Common Stock as provided herein and any cash payable on account of accrued dividends in respect of the Stock so converted and any Receipts evidencing Depositary Shares not so converted) shall terminate, and such Depositary Shares shall be cancelled in accordance with
Section 2.08 hereof.

     No fractional shares of Common Stock shall be issuable upon conversion of Stock underlying the Depositary Shares. If, except for the provisions of this
Section 2.09 and the Certificate, any holder of Receipts surrendered with instructions to the Depositary for conversion of the underlying Stock would be entitled to a fractional share of Common Stock upon such conversion, the Company shall cause to be delivered to such holder an amount in cash for such fractional share determined in accordance with the Certificate.

                                   ARTICLE III

                             Certain Obligations of
                       Holders of Receipts and the Company
                       ___________________________________

     SECTION 3.01. Filing Proofs, Certificates and Other Information. Any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer or conversion, of any Receipt or the withdrawal of the Stock represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof or the exercise of any conversion rights as specified in Section 2.09 until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

     SECTION 3.02. Payment of Charges and Expenses. The Company shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.07, or provide evidence reasonably satisfactory to the Depositary that such charges and expenses have been paid. Registration of transfer of any Receipt, or any withdrawal of Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld and such conversion rights may be refused or any part of or all the Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofor sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Receipt remaining liable for any deficiency.

     SECTION 3.03. Warranty as to Stock. The Company hereby represents and warrants that the Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts.

     SECTION 3.04. Warranty as to Receipts. The Company hereby represents and warrants that the Receipts, when issued, will represent legal and valid interests in the Stock. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts.

     SECTION 3.05. Warranty as to Common Stock. The Company hereby represents and warrants that the Common Stock issued upon conversion of the Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the conversion of the Stock into such Common Stock.

                                   ARTICLE IV

                        The Deposited Securities; Notices
                        _________________________________

     SECTION 4.01. Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Stock (subject to the provisions of Section 2.09 with respect to payments of cash to holders of Receipts in lieu of fractional shares of Common Stock), the Depositary shall, subject to Sections
3.01 and 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall withhold from any cash dividend or other cash distribution in respect of the Stock represented by the Receipts held by any holder an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares represented by such Receipts subject to such withholding shall be reduced accordingly; provided further, however, that if all Receipts outstanding are held by a single person, the Depositary shall distribute any cash dividend or other cash distribution or the Stock to such holder of Receipts by wire transfer of same day funds on the date the funds are received by the Depositary, to an account such holder shall have designated to the Depositary by written notice reasonably in advance of such date. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding. In lieu of making a cash distribution on the Stock to Depositary, the Company may, after consultation with the Depositary, elect to make any such cash distribution directly to holders of Receipts on behalf of the Depositary in accordance with this Section 4.01.

     SECTION 4.02. Distributions of Securities or Property Other than Cash, Rights, Preference or Privileges. Whenever the Depositary shall receive any distribution of securities or property other than cash, rights, preferences or privileges upon the Stock, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders. If in the opinion of the Depositary after consultation with the Company such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash. The Company shall not make any distribution of such securities or property to the Depositary and the Depositary shall not make any distribution of such securities or property to the holders of Receipts unless the Company shall have provided the Depositary an opinion of counsel stating that such securities or property has been registered under the Securities Act or do not need to be registered in connection with such distributions.

     SECTION 4.03. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Depositary may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be deemed appropriate by the Depositary in its discretion with the approval of the Company; provided, however, that if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, then the Depositary, in its discretion (with approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by
Section 4.01 in the case of a distribution received in cash.

     If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees with the Depositary that the Company will file promptly a registration statement pursuant to such Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act, and the Company shall have provided to the Depositary an opinion of counsel to such effect.

     If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

     SECTION 4.04. Notice of Dividends, etc.; Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, or whenever the Depositary and the Company shall decide it is appropriate, the record date shall be the same time and date as the record date fixed by the Company with respect to the Stock for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting, or for any other reasons which the Company and the Depositary shall deem appropriate.

     SECTION 4.05. Voting Rights. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (i) such information as is contained in such notice of meeting and
(ii) a statement that the holders of Receipts at the close of business on the relevant record date may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the holders of Receipts on the relevant record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of shares of Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The
Company hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting (but, at its discretion, not from appearing at any meeting with respect to such Stock unless directed to the contrary by the holders of all the Receipts) to the extent of the Stock represented by the Depositary Shares evidenced by such Receipt. The Depositary shall not be required to exercise discretion in voting any Stock.

     Holders of Receipts shall also be entitled to vote on certain amendments to the Deposit Agreement pursuant to Section 6.01.

     SECTION 4.06. Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc. Upon any change in par or stated value, split-up, combination or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of all or substantially all of the Company's assets affecting the Company or to which it is a party, the Depositary may in its discretion with the approval of, and shall upon the instructions of, the Company, and (in either case) in such manner as the Depositary may deem equitable, (i) make such adjustments as are certified by the Company in the fraction of an interest represented by one Depositary Share in one share of Stock as may be necessary fully to reflect the effects of such change in par or stated value, split-up, combination or other reclassification of Stock, or of such recapitalization, reorganization, merger, amalgamation or consolidation or sale of all or substantially all of the Company's assets and
(ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Stock or any such recapitalization, reorganization, merger, amalgamation or consolidation or sale of all or substantially all of the Company's assets to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Stock represented by such Receipts might have been converted or for which such Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction; provided, that in no event shall the Company be required to deliver fractional shares of Common Stock.

     SECTION 4.07. Delivery of Reports. The Depositary shall furnish to holders of Receipts any reports and communications received from the Company which are received by the Depositary as the holder of Stock.

     SECTION 4.08. Lists of Receipt Holders. Promptly upon request from time to time by the Company, the Depositary shall furnish to it a list, as of a recent date specified by the Company, of the names, addresses and holdings of Depositary Shares of all record holders of Receipts.

     SECTION 4.09. Withholding. Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them respectively.


                                    ARTICLE V

                        The Depositary, the Depositary's
                      Agents, the Registrar and the Company
                      _____________________________________

     SECTION 5.01. Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar. Upon execution of this Deposit Agreement, the Depositary shall maintain at the Depositary's Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

     The Depositary shall keep books at the Depositary's Office which shall reflect the registration and registration of transfer of Receipts and split-ups and combinations and conversions of Depositary Shares and which books at all reasonable times shall be open for inspection by the record holders of Receipts; provided that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Receipts.

     The Depositary may close such books only when the register of Stockholders of the Company is closed.

     The Depositary may, with the approval of the Company, appoint a Registrar for registration of the Receipts or the Depositary Shares evidenced thereby. If the Receipts or the Depositary Shares evidenced thereby or the Stock represented by such Depositary Shares shall be listed on the New York Stock Exchange, the Depositary will appoint a Registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with any requirements of such Exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such Exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or the Stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or such Stock as may be required by law or applicable stock exchange regulation.

     SECTION 5.02. Prevention of or Delay in Performance by the Depositary, the Depositary's Agents, the Registrar or the Company. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other applicable governmental authority or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Company's Restated Certificate of Incorporation, as amended (including the Certificate) or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from, or delayed in, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur liability to any holder of a Receipt by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except, in the case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the negligence, willful misconduct or noncompliance with any requirement or standard the Employee Retirement Income Security Act of 1974 on the part of the party charged with such exercise or failure to exercise.

     SECTION 5.03. Obligations of the Depositary, the Depositary's Agents, the Registrar and the Company. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Receipts other than for its negligence or willful misconduct.

     Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

     Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the advice of legal counsel or accountants, or information from any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be authorized or competent to give such information. The Depositary, any Depositary's Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     In the event the Depositary shall receive conflicting claims, requests or instructions from any holders of Receipts, on the one hand, and the Company, on the other hand, the Depositary shall be entitled to act on such claims, requests or instructions received from the Company, and shall be entitled to the full indemnification set forth in Section 5.06 in connection with any action so taken.

     The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the shares of Stock or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the Depositary. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or any Registrar. The Depositary, the Depositary's Agents, and any Registrar may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates (including, without limitations, the Stock).

     SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by delivering notice of its election to do so to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

     The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

     In case at any time the Depositary acting hereunder shall resign or be removed prior to the termination of this Deposit Agreement, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If no successor Depositary shall have been so appointed and have accepted appointment within 60 days after delivery of such notice, the resigning or removed Depositary may itself appoint a successor Depositary or petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the record holders of all outstanding Receipts and such records, books and other information in its possession relating thereto. Any successor Depositary shall promptly mail notice of its appointment to the record holders of Receipts.

     Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

     SECTION 5.05. Corporate Notices and Reports. The Company agrees that it will transmit to the record holders of Receipts, in each case at the addresses furnished to it pursuant to Section 4.08, all notices and reports (including without limitation financial statements) required by law or by the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed, to be furnished to the record holders of Receipts. Such transmission will be at the Company's expense.

     SECTION 5.06. Indemnification by the Company. The Company shall indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any loss, liability or expense (including the costs and expenses of defending itself) which may arise out of acts performed or omitted in connection with this Deposit Agreement and the Receipts by the Depositary, any Registrar or any of their respective agents (including any Depositary's Agent), except for any liability arising out of negligence, willful misconduct or bad faith on the respective parts of any such person or persons. The obligations of the Company set forth in this Section 5.06 shall survive any succession of any Depositary, Registrar or Depositary's Agent or termination of this Deposit Agreement.

     SECTION 5.07. Fees and Expenses. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The

Company shall pay all fees of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Depositary Shares, all withdrawals of shares of the Stock by owners of Depositary Shares and all other duties performed by it under this Deposit Agreement. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares. If a holder of Receipts requests the Depositary to perform duties not required under this Deposit Agreement, the Depositary shall notify the holder of the cost of this performance of such duties. Such holder will be liable for the charges and expenses related to such performance. Except as otherwise provided herein, all other reasonable fees and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid by the Company (except those expenses which are expressly provided herein to be paid by such holders of the Depositary Shares). The Depositary shall present its statement for fees and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree. The obligations set forth in this
Section 5.07 shall survive any succession of any Depositary, Registrar or Depositary's Agent or termination of this Deposit Agreement.


                                   ARTICLE VI

                            Amendment and Termination
                            _________________________

     SECTION 6.01. Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent) which (i) shall materially and adversely alter the rights of the holders of Receipts or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the Stock pursuant to the Certificate shall be effective unless such amendment shall have been approved by the holders of at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions, or voting or conversion rights of the Depositary Shares, Receipts or Stock, two-thirds) of the Depositary Shares then outstanding. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

     SECTION 6.02. Termination. This Deposit Agreement may be terminated by the Company at any time upon not less than 60 days prior written notice to the Depositary, in which case, upon a date that is not later than 30 days after the date of such notice, the Depositary shall deliver or make available for delivery to each record holder, upon surrender of the Receipt or Receipts held by each record holder, such number of whole or fractional shares of Stock represented by such Receipt or Receipts. If the record holder of any Receipt or Receipts shall not have so surrendered such Receipt or Receipts in exchange for whole or fractional shares of Stock on or prior to the effective date of termination of this Agreement, such record holder shall for all purposes, including the payment of dividends, be deemed to be a record holder of the appropriate number of whole or fractional shares of Stock previously represented by such Receipt or Receipts and shall thereafter surrender to the Company such Receipt or Receipts in exchange for whole or fractional shares of Stock. Upon termination of this Deposit Agreement, the Depositary shall surrender to the Company any whole or fractional shares of Stock held by the Depositary and the Company shall hold such Stock for the benefit of the record holder of Receipts which previously represented such Stock.

     This Agreement shall automatically terminate after (i) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts pursuant to Section 4.01 or 4.02, as applicable or (ii) each share of Stock shall have been converted into shares of Common Stock.

     Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.06 and 5.07.

                                   ARTICLE VII
                                  Miscellaneous
                                  _____________


     SECTION 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

     SECTION 7.02. Exclusive Benefit of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, including the holders of the Receipts, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

     SECTION 7.03. Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

     SECTION 7.04. Notices. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by facsimile transmission confirmed by letter, addressed to the Company at:

                        Ford Motor Company
                        One American Road
                        Dearborn, Michigan  48126
                        Attention:  Secretary
                        Telephone No.:  (313) 323-2260
                        Facsimile No.:  (313) 337-9591
or at any other address of which the Company shall have notified the Depositary in writing.

     Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by facsimile transmission confirmed by letter, addressed to the Depositary at the Depositary's Office, at:

                        525 Washington Boulevard
                        Mail Suite 4685
                        Jersey City, NJ 07310
                        Attention: Steven A. McDonough, Vice President or at any other address of which the Depositary shall have notified the Company in writing.

     Any and all notices to be given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by facsimile transmission confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary or, if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

     Delivery of a notice sent by mail or by facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any facsimile transmission received by it from the other or from any holder of a Receipt, notwithstanding that such facsimile transmission shall not subsequently be confirmed by letter or as aforesaid.

     SECTION 7.05. Depositary's Agents. The Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action.

     The Company hereby also appoints the Depositary as Registrar and Transfer Agent in respect of the Receipts and the Depositary hereby accepts such appointments.

     SECTION 7.06. Holders of Receipts Are Parties. The holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by and be entitled to the benefit of all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

     SECTION 7.07. Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 7.08. Inspection of Deposit Agreement and Certificate. Copies of this Deposit Agreement and the Certificate shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

     SECTION 7.09. Headings. The headings of articles and sections in this Deposit Agreement have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein.

     IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.


                                                 FORD MOTOR COMPANY



                                                 By:/s/Kathryn Lamping
                                                      ---------------------
                                                       K. S. Lamping
                                                       Assistant Secretary



                                                 FIRST CHICAGO TRUST COMPANY
                                                       OF NEW YORK




                                                 By:/s/Steven A. McDonough
                                                    ----------------------
                                                       Steven A. McDonough
                                                       Vice President

                                                                      EXHIBIT A

                      [FORM OF FACE OF DEPOSITARY RECEIPT]

                    DEPOSITARY RECEIPT FOR DEPOSITARY SHARES,
                     EACH REPRESENTING 1/1,000 OF A SHARE OF
                          SERIES D PARTICIPATING STOCK,
                            PAR VALUE $1.00 PER SHARE

                               FORD MOTOR COMPANY

              Incorporated under the Laws of the State of Delaware
                  This Certificate is Transferable in New York
                       See Reverse for Certain Definitions

CERTIFICATE NUMBER                                                       SHARES


     First Chicago Trust Company of New York, a corporation duly organized and existing under the laws of the State of New York, as Depositary (the "Depositary"), hereby certifies that ________________ is the registered owner of __________ Depositary Shares ("Depositary Shares"), each Depositary Share representing one one-thousandth (1/1,000) of a share of Series D Participating Stock, par value $1.00 per share (the "Stock"), of Ford Motor Company, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"). Subject to the terms of a Deposit Agreement (the "Deposit Agreement") among the Depositary, the Company and holders of receipts for Depositary Shares ("Receipts"), each owner of a Depositary Share is entitled, proportionately, to all the powers, preferences and rights and the qualifications, limitations or restrictions of such preferences and/or rights of the Stock represented thereby, including dividends, voting, conversion, and liquidation rights as set forth in the Restated Certificate of Incorporation of the Company, as amended and supplemented by the Certificate of Designations (the "Certificate of Designations") fixing the terms of the Stock filed with the Secretary of State of the State of Delaware.

     The Depositary will furnish without charge to any registered owner of Depositary Shares who so requests, copies of the Restated Certificate of Incorporation of the Company, Deposit Agreement and Certificate of Designations.

     This Receipt shall not be valid or obligatory for any purpose, nor shall the holder be entitled to any benefits under the Deposit Agreement, unless this Receipt shall have been executed by manual signature of a duly authorized officer of the Depositary, or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and, if executed by facsimile signature of the Depositary, shall have been countersigned manually by a duly authorized officer of the Registrar.

Dated:___________                                FIRST CHICAGO TRUST COMPANY OF
                                                 NEW YORK


      (SEAL)                                     Authorized Officer

                     [FORM OF REVERSE OF DEPOSITARY RECEIPT]

     The Depositary will furnish without charge to any registered owner of Depositary Shares who so requests, copies of the Restated Certificate of Incorporation of the Company, Deposit Agreement and Certificate of Designations. Any such request should be addressed to: Ford Shareholder Services, First Chicago Trust Company of New York, 525 Washington Boulevard, Mail Suite 4685, Jersey City, NJ 07310.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common               UNIF GIFT MIN ACT -- _______ Custodian __________
TEN ENT - as tenants by the entireties                             (Cust)             (Minor)
JT TEN -  as joint tenants with right                               under Uniform Gifts to
          of survivorship and not as                                Minors Act________________
          tenants in common                                                         (State)

     Additional abbreviations may also be used though not in the above list.

                              NOTICE OF CONVERSION

     The undersigned holder of this Receipt for Depositary Shares hereby irrevocably exercises the option to convert that number of shares of Series D Participating Stock of the Company represented by __________ Depositary Shares into shares of Common Stock of the Company in accordance with the terms of and subject to the conditions of such participating stock, including the Certificate of Designations in respect thereof and the Deposit Agreement, and directs that the Common Stock deliverable upon such conversion be registered in the name of and delivered together with a check in payment for any fractional shares of Common Stock to the undersigned unless a different name has been indicated below. If the shares of Common Stock are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer and similar taxes payable with respect thereto. If the number of shares of such participating stock represented by the number of Depositary Shares set forth above is less than the number of shares of such participating stock on deposit in respect of this Receipt, the undersigned directs that the Depositary issue to the undersigned, unless a different name is indicated below, a new Receipt evidencing Depositary Shares for the balance of such participating stock not to be converted.

Dated:________________________________            Signature ____________________________________________
NAME:_________________________________            Note:  The signature to this Notice of Conversion
                                                         must correspond with the name written upon the
                                                         face of this Receipt in every  particular, without
ADDRESS:______________________________                   alternation or enlargement, or any change whatever.
(Please print name and address of Registered Holder)

NAME:_________________________________

ADDRESS:______________________________
        (Please indicate other delivery instructions if applicable)




                                   ASSIGNMENT

     For value received,________________________, the undersigned, hereby sells, assigns and transfers unto _________________________ (Please insert social security or other identifying number of Assignee _______________________) the within Receipt and all rights and interests represented by the Depositary Shares evidenced thereby, and hereby irrevocably constitutes and appoints ______________________________ his attorney, to transfer the said Depositary Shares on the books of the within-named Depositary, with full power of substitution in the premises.


Dated:__________________              Signature _______________________________
                                      Note: The signature to this Assignment must correspond
                                      with the name as written upon the face of this Receipt in
                                      every particular, without alteration or enlargement or any change whatever.